UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
June 24, 2014
Steadfast Apartment REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-191049	36-4769184
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant's telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On June 24, 2014, Steadfast Apartment REIT, Inc. (the “Company”) adopted the Amended and Restated 2013 Incentive Plan (the “Incentive Plan”), which amends the original 2013 Incentive Plan to remove the authority to grant cash-based awards and to limit the amount of equity-based awards that may be granted under the Incentive Plan to 5.0% of the outstanding shares of the Company’s stock as of the date of the grant.
The material terms of the Incentive Plan described herein are qualified in their entirety by the Incentive Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit	Description

10.1	Steadfast Apartment REIT, Inc. Amended and Restated 2013 Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT, INC.

Date:	June 30, 2014	By:	/s/ Ella S. Neyland
Ella S. Neyland
President

EXHIBIT INDEX

Exhibit	Description

10.1	Steadfast Apartment REIT, Inc. Amended and Restated 2013 Incentive Plan